Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in MeadWestvaco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 16, 2006, except for certain information as shown in footnote 5, as to which the date is June 28, 2007, relating to the financial statements of MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees for the year ended December 31, 2005, which appears in Form 11-K for the year ended December 31, 2006.

We also consent to the references to us as “experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Richmond, VA
November 5, 2007